Independent Auditors' Consent

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-1314 of Nematron Corporation on Form S-3 of our report dated December 9, 1994 (which expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB, as amended, of Nematron Corporation for the year ended September 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP


May 2, 1996